UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

____________________

Date of report (Date of earliest event reported): May 2, 2007

Applied DNA Sciences, Inc
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	002-90539 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-444-6861
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Settlement of Litigation

On May 2, 2007, we, APDN (B.V.I.) Inc., our wholly-owned subsidiary, Applied DNA Operations Management, Inc., our wholly-owned subsidiary, James A. Hayward, our Chief Executive Officer and one of our directors, and Jun-Jei Sheu, one of our directors (the “Applied DNA parties”), entered into agreements with each of Angela Wiggins, John D. Barnett, Chanty Cheang and Adrian Butash, Jaime Cardona, all of whom are either a former employee or consultant of ours (collectively, the “former employees and consultants”) to settle certain pending litigation and all other claims arising out of the former employees’ and consultants’ employment or consulting relationships with us.

Pursuant to the terms of these settlement agreements, the Applied DNA parties on the one hand, and the former employees and consultants on the other, agreed to release each other from any and all liabilities in connection with or arising from the former employees’ and consultants’ prior employment or consulting relationships, and to dismiss certain lawsuits previously disclosed by us (Barnett, et al. v. Applied DNA Sciences, et al., Los Angeles County Superior Court case number BC 350904, and Applied DNA Sciences, Inc. v. Paul Reep, Adrian Butash, John Barnett, Chanty Cheang, Jaime Cardona, and Angela Wiggins, U.S. District Court for the Central District of California case number CV06-2027 RGK) as well as Angela Wiggins v. us, APDN Operations Management, Inc., APDN (B.V.I.) Inc., Peter Brocklesby and James A. Hayward (Los Angeles Superior Court case number BC369331), which was filed by Angela Wiggins on April 10, 2007. In exchange for the consideration referenced in the Settlement Agreement, the Company agreed to pay the Plaintiffs an aggregate amount of $605,000 in cash in five equal installments due on the first day of each month over the five month period beginning on June 1, 2007.

The settlement agreements provide that each of the former employees and consultants can cause a judgment to be entered against us, APDN (B.V.I.) Inc. and APDN Operations Management, Inc. (and not the individual Applied DNA Parties) in an amount equal to three times the remaining balance due to such former employee or consultant under the applicable settlement agreement, plus interest, if we default on our payment obligation to such person and we do not satisfy it within the ten day period after receiving notice of such default.

A copy of the settlement agreements are attached hereto as Exhibits 10.1 through 10.5 and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

Conversion of Secured Convertible Promissory Notes

As we previously disclosed, on May 2, 2006, we issued and sold $1,000,000 in aggregate principal amount of 10% Secured Convertible Promissory Notes with warrants to purchase an aggregate of 2,000,000 shares of our common stock at a price of $0.50 per share. On May 2, 2007, the outstanding principal amount of these notes and accrued but unpaid interest thereon converted automatically pursuant to the terms of the notes into 9,645,752 shares of our common stock at a conversion price of $0.114039841 per share, which is equal to 80% of the average of the closing bid prices of our common stock on trading days during the 12 months prior to the conversion date. Upon such conversion, all of our obligations under these notes were discharged.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

Exhibit 10.1 Settlement Agreement and General Release of All Claims by and between the Applied DNA parties and Chanty Cheang

Exhibit 10.2 Settlement Agreement and General Release of All Claims by and between the Applied DNA parties and Angela Wiggins

Exhibit 10.3 Settlement Agreement and General Release of All Claims by and between the Applied DNA parties and Adrian Butash

Exhibit 10.4 Settlement Agreement and General Release of All Claims by and between the Applied DNA parties and John D. Barnett

Exhibit 10.5 Settlement Agreement and General Release of All Claims by and between the Applied DNA parties and Jaime Cardona

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

By: /s/ James A. Hayward
James A. Hayward
Chief Executive Officer

Date: May 4, 2007